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Exhibit 10.18

COMMUNITY HEALTH SYSTEMS

DEFERRED COMPENSATION PLAN TRUST

Amended and Restated Effective February 26, 1999

Original Effective Date: June 1, 1991

(As amended effective December 1, 1991, January 1, 1992, and February 26, 1999)

COMMUNITY HEALTH SYSTEMS
DEFERRED COMPENSATION PLAN TRUST

        THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (the "Trust Agreement"), made this 26th day of February, 1999, by and between COMMUNITY HEALTH SYSTEMS, INC. (the "Company") and NATIONSBANK OF TENNESSEE, N.A. (the "Trustee").

        WHEREAS, Community Health Investment Corporation (formerly CHS Management Corporation) has previously established the Community Health Systems Deferred Compensation Plan (the "Plan") for the benefit of certain of its employees effective June 1, 1991; and

        WHEREAS, effective January 1, 1992, the Company adopted the Plan and assumed all of the duties and responsibilities of Community Health Investment Corporation; and

        WHEREAS, the Plan provides for the payment of certain benefits (the "Benefits") to certain executive employees of the Company and any subsidiary of the Company (an "Affiliate") (such employees referred to as the "Members") and the beneficiaries designated by the respective Members as being entitled to any payments under the terms of the Plan in the event of the Member's death ("Beneficiaries"); and

        WHEREAS, the Plan contemplates that the Company will pay the entire cost of the Benefits from its general assets; and

        WHEREAS, Community Health Investment Corporation (formerly CHS Management Corporation) has previously established an irrevocable trust, effective May 31, 1991, known as "The Community Health Systems Deferred Compensation Plan Trust" (the "Trust") to aid in satisfying its obligations under the Plan, which trust is intended to be a "grantor trust" with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes that shall at all times be subject to the claims of general creditors of the Company as provided in Article X; and

        WHEREAS, the Trust Agreement was amended in certain respects, effective December 1, 1991; and

        WHEREAS, the Company agreed to be subject to the terms and conditions of the Trust, effective January 1, 1992, and assumed the responsibilities of Community Health Investment Corporation under the Trust as of such date; and

        WHEREAS, the Company desires to amend the Trust Agreement pursuant to Section 9.3 as provided therein;

        NOW, THEREFORE, under this Trust Agreement hereby amended and restated effective February 26, 1999, the Trustee covenants that it will hold all property that it has previously received pursuant to the Trust Agreement and that it will continue to hold all property which it may receive hereunder, in trust, for the uses and purposes and upon the terms and conditions hereinafter stated, and the parties hereto agree to the terms and conditions hereinafter stated:

ARTICLE I

Establishing of Trust

        1.1    Establishing of Trust.    The Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee by the Company. All such money and other property, all investments and reinvestments made therewith or proceeds thereof, and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the "Trust Fund." The Trust Fund shall at all times be subject to the claims of general creditors of the Company as provided in Article X. No

Member or Beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund prior to the time such assets are paid to such Member or Beneficiary as Benefits.

        1.2    Trust Irrevocable.    The Trust shall be irrevocable and shall be held for the exclusive purpose of providing benefits under the Plan to Members and their Beneficiaries and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as provided in Section 3.6 and Articles IX and X hereof, no part of the income or corpus of the Trust Fund shall be recoverable by or for the Company.

        1.3    Non-Alienation.    No right or interest to receive benefits from the Trust may be assigned, sold, anticipated, alienated, or otherwise transferred by any Member or Beneficiary.

        1.4    Acceptance by Trustee.    The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

ARTICLE II

General Duties of the Parties

        2.1    General Duties of the Company and the Trustee.

          (a)  The Company shall provide to the Trustee the name and mailing address of each Member entitled to receive Benefits and the Beneficiaries, if any, designated by each Member. The Company shall be responsible for notifying the Trustee of any changes in this information, including, but not limited to, the addition of new Members and a change in the mailing address of a Member.

          (b)  The Company shall keep accurate books and records with respect to the Members of the Plan and the Benefits payable to such Members under the Plan and shall provide such information to the Trustee as soon as practicable following each Determination Date, as defined in this Plan, and also within thirty (30) days following (i) the date on which a Member terminates employment with the Company, or (ii) the occurrence of a date specified by a Member pursuant to Section 3.4 of the Plan ("Targeted Deferral Date"). Further, the Company shall provide access to all books and records relating to the Plan at such time or times as the Trustee shall reasonably request.

        2.2    Additional General Duties of Trustee.    The Trustee shall manage, invest, and reinvest the Trust Fund as directed by the administrative committee appointed by the Company to administer the Plan (the "Committee"). The Trustee shall collect the income on the Trust Fund and make distributions therefrom, all as hereinafter provided.

ARTICLE III

Investment, Administration and Disbursement of Trust Fund

        3.1    Investment of Trust Fund.    Subject and pursuant to the direction of the Committee, the Trustee shall have, with respect to the Trust Fund, the power and discretion to invest and reinvest in (i) common and preferred stocks, bonds, notes and debentures (including convertible stocks and securities but not including any stock, debt instruments, or other securities of the Company, the Trustee, or their affiliates) that are readily marketable and listed on a United States national securities exchange or the NASDAQ national market, (ii) interest- bearing deposit accounts or certificates of deposit maturing within one year after acquisition thereof, entered into or issued by a United States national or state bank or trust company having capital, surplus, and undivided profits, at the holding company level, of at least U.S. $75 million, (iii) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency of the United States of America that is backed by the full faith and credit of the United States of America (so long as such obligations shall mature within one year after acquisition thereof), and (iv) any common, collective, or commingled fund, including a fund maintained by the Trustee, established and maintained primarily for the purpose of investing and reinvesting in assets of the type described in (i), (ii) and (iii) above, or any proprietary mutual funds established and maintained by the Trustee. Notwithstanding the foregoing, in the event a Member requests the Committee to invest all or a portion of his Account, as defined in the Plan, in any particular investments, the Committee, if it so determines, may make such request to the Trustee, who shall have sole authority to accept or reject such request. If rejected, such Member's Account shall be invested as otherwise provided in this Article.

        3.2    Valuation of Trust Fund.    As soon as practicable after the Determination Date, as defined in the Plan, and as of such other dates as may be specified by the Company, the Trustee shall report to the Company the assets held in the Trust Fund as of such date and shall determine and include in such report the fair market value as of such date of each such asset. In determining such fair market values, the Trustee shall use such market quotations and other information as are available to it and may in its discretion be appropriate. The report of any such valuation shall not constitute a representation by the Trustee that the amounts reported as fair market values would actually be realized upon the liquidation of the Trust Fund. The Trustee shall not be accountable to the Company or to any other person on the basis of any such valuation, but its accountability shall be in accordance with the provisions of Article IV hereof.

        3.3    Additional Investment Powers of Trustee.    Subject to the provisions of Sections 3.1, 3.6, and 9.2 hereof, and subject and pursuant to the direction of the Committee, the Trustee shall have, with respect to the Trust Fund, the power:

          (a)  To retain any property at any time received by it;

          (b)  To sell, exchange, convey, transfer, or dispose of, and to grant options for the purchase or exchange with respect to, any property at any time held by it; and

          (c)  To register and carry any securities or any other property in the name of the Trustee, or in the name of the nominee of the Trustee (or to hold any such property unregistered) without increasing or decreasing the fiduciary liability of the Trustee, and to exercise any option, right, or privilege to convert any convertible securities, including shares or fractional shares of the Trustee, so long as the conversion privilege is offered pro rata to all shareholders.

        3.4    Administrative Powers of Trustee.    The Trustee shall have the power in its discretion:

          (a)  To exercise all voting rights with respect to the shares of stock held in the Trust Fund and to grant proxies, discretionary or otherwise;

          (b)  To cause any shares of stock to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

          (c)  To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

          (d)  Subject to the provisions of Section 3.6 hereof: to settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trustee; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

          (e)  To organize under the laws of any state a corporation for the purpose of acquiring and holding title to any property that it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement;

          (f)    To determine how all receipts and disbursements shall be credited, charged, or apportioned as between income and principal;

          (g)  To make Benefit payments at the direction of the Company; and

          (h)  Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust Fund.

          (i)    Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

        3.5    Dealings with Trustee.    Persons dealing with the Trustee shall be under no obligation to see to the proper allocation of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

        3.6    Distributions from Trust Fund.

          (a)  Except as set forth in Section 9.2 and Article X hereof, distributions from the Trust Fund shall be made by the Trustee to the Members and Beneficiaries at the times and in the amounts set forth in the Plan and, to the extent permitted by applicable law, the Trustee shall be fully protected in so doing. As provided pursuant to Section 2.1(b), the Company shall provide the Trustee with the amount of the Benefit payable to a Member within thirty (30) days following (i) such Member's termination of employment, or (ii) such Member's Targeted Deferral Date. In the event that the Trustee does not receive such Benefit information within sixty (60) days following a Member's termination of employment or Targeted Deferral Date, as the case may be, the Trustee shall distribute to the terminated Member or, if the Member's termination of employment was on account of death, to such Member's Beneficiary or, upon the occurrence of a Targeted Deferral Date, to such Member, as the case may be, the Benefit amount (as provided by the Company) that is payable to such Member or his Beneficiary. Any amounts so paid shall be reduced by the amount of any federal, state, or local income or other taxes that may be required by law to be withheld or paid by the Company, and the Trustee shall pay such amounts to the Company for payment to appropriate governmental authorities.

          Further, the Trustee may withhold any Benefits payable to a Beneficiary as the result of the death of the Member or any other Beneficiary until such time as (i) the Company is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, as amended, or any substitute provision thereof, is payable by the Company, and (ii) the Company has determined the amount of generation-skipping transfer tax, if any, that is due and payable by the Trustee, including interest thereon. If any such tax is payable, the Trustee shall reduce the amounts otherwise payable hereunder to such Beneficiary by an amount equal to the generation-skipping transfer tax and the interest thereon that is payable as a result of the death in question as directed by the Company. Any amounts so withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest thereon. The Beneficiary and the personal representatives of the deceased Member or Beneficiary shall provide the Company with all of the information necessary for the Company to determine the amount of such tax, if any, required to be withheld. Notwithstanding any provision of this Trust Agreement to the contrary, the Company shall be obligated to pay the Benefits. To the extent that the Trust Fund is not sufficient to pay any Benefit when due, the Company shall pay such Benefit directly. In the event the Trust Fund is not sufficient to pay all such Benefits, the Trust Fund shall be applied pro rata among such Members on the basis of their accrued Benefits under the Plan. Nothing in this Trust Agreement shall relieve the Company of its liability to pay Benefits except to the extent such liability is met by application of Trust Fund assets.

          (b)  Notwithstanding any other provision of this Trust Agreement, if any amounts held in the Trust are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income of a Member prior to payment of such amounts from the Trust, upon the direction by the Company, the Trustee shall, as soon as practicable, pay such amounts to such Member (but not in excess of such Member's accrued Benefit at the time of such payment).

ARTICLE IV

Settlement of Accounts

        The Trustee shall keep full accounts of all of its receipts and disbursements. The Trustee's books and records with respect to the Trust Fund shall be open to inspection by the Company, any Member or any Beneficiary of a deceased Member, or their representatives at all times during business hours of the Trustee. Within sixty days after the close of each calendar year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign, and mail to the Company an account of its acts and transactions as Trustee hereunder. If within sixty days after the mailing of the account or any amended account the Company has not filed with the Trustee notice of any objection to any act or transaction of the Trustee, the account or amended account shall become an account stated. If any objection has been filed, and if the Company is satisfied that such objection should be withdrawn or if the account is adjusted to the Company's satisfaction, the Company shall in writing filed with the Trustee signify its approval of the account and it shall become an account stated. When an account becomes an account stated, such account shall be finally settled, and the Trustee shall be completed discharged and released, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction in an action or proceeding in which the Trustee and the Company were parties. The Trustee or the Company shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as hereinabove provided. In any such action or proceeding it shall be necessary to join as parties the Trustee and the Company and any judgment or decree entered therein shall be conclusive upon both parties.

ARTICLE V

Taxes, Expenses and Compensation of Trustee

        5.1    Taxes.    The Company agrees that all income, deductions, and credits of the Trust Fund belong to them as owner for income tax purposes and will be included on the company's income tax return. The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable with respect to the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Company or contested by the Company pursuant to the last sentence of this Section 5.1, the Trustee shall pay such taxes out of the Trust Fund and the Company shall upon demand by the Trustee deposit into the Trust Fund an amount equal to the amount paid from the Trust Fund to satisfy such tax liability. If requested by the Company, the Trustee shall, at the Company's expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel. Alternatively, the Company may contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the Trust Fund for taxes paid from the Trust Fund.

        5.2    Expenses and Compensation.    The Trustee shall be paid compensation by the Company as the Company and the Trustee may from time to time agree. The Trustee shall be reimbursed by the Company for its reasonable expenses of management and administration of the Trust, including reasonable compensation of any agent engaged by the Trustee to assist it in such management and administration. In the event that the Company shall fail or refuse to make such reimbursement upon demand, the Trustee may satisfy such obligations out of the assets of the Trust Fund.

ARTICLE VI

For Protection of Trustee

        6.1    Communications with the Company and the Members.

          (a)  The Company shall certify to the Trustee the name or names of any person or persons authorized to act for the Company. Such certification shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company. Until the Company notifies the Trustee, in a similarly signed notice, that any such person is no longer authorized to act for the Company, the Trustee may continue to rely upon the authority of such person.

          (b)  The Trustee may rely upon any certificate, notice, or direction of the Company which the Trustee reasonably believes to have been signed by a duly authorized officer or agent of the Company.

          (c)  Communications to the Trustee shall be sent in writing to the Trustee at NationsBank of Tennessee, N.A., 414 Union Street, Nashville, Tennessee 37219, Attention: Trust Department, or to such other address as the Trustee may specify. No communication shall be binding upon the Trust Fund or the Trustee until it is received by the Trustee unless it is in writing and signed by an authorized person.

          (d)  Communications to the Company shall be sent in writing to the Company principal address or to such other address as the Company may specify in writing to the Trustee. Communications to a Member or Beneficiary of a deceased Member shall be sent in writing to the address of such person as provided by the Company, or to such other address as such person may specify in writing to the Trustee. No communication shall be binding upon the Company or a Member or Beneficiary until it is received by such person.

        6.2    Fiduciary Responsibility.

          (a)  The Trustee shall discharge its duties under this Trust Agreement in effectuating the Plan in a manner consistent with the objectives of this Trust Agreement and the Plan. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale or exchange of any investment in good faith and in accordance with the provisions of this Trust Agreement, including the Trustee's reliance on any investment guidelines of the Committee. The Trustee shall have no responsibility or liability for any failure of the Company to make contributions to the Trust Fund or for any insufficiency of assets in the Trust Fund to pay Benefits when due. The Trustee shall not be liable for any act taken or omitted to be taken in good faith, except for its own negligence or misconduct.

          (b)  The Trustee's duties and obligations shall be limited to those expressly imposed upon it by this Trust Agreement.

          (c)  The Company at any time may employ such agents as the Company may deem necessary or advisable to perform any act or keep any records or accounts required of the Company by this Trust Agreement or the Plan.

ARTICLE VII

Indemnity of Trustee

        The Company hereby indemnifies and holds the Trustee harmless from and against any and all losses, damages, costs, expenses, or liabilities (herein referred to as "Liabilities"), including reasonable attorneys' fees and other costs of litigation, to which the Trustee may become subject pursuant to, arising out of, occasioned by, incurred in connection with or in any way associated with this Trust Agreement, except for any act or omission constituting negligence or misconduct or the Trustee. If one or more Liabilities shall arise, or if the Company fails to indemnify the Trustee as provided herein, or both, then the Trustee may engage counsel of the Trustee's choice, but at the Company's expense, either to conduct the defense against such Liabilities or to conduct such actions as may be necessary to obtain the indemnity provided for herein, or to take both such actions. The Trustee shall notify the Company within fifteen (15) days after the Trustee has so engaged counsel of the name and address of such counsel. If the Trustee shall be entitled to indemnification by the Company pursuant to this Article VII and the Company shall not provide such indemnification upon demand, the Trustee may apply assets of the Trust Fund in full satisfaction of the obligations for indemnity by the Company, and any legal proceeding by the Trustee against the Company for such indemnification shall be on behalf of the Trust.

ARTICLE VIII

Resignation and Removal of Trustee

        8.1    Resignation of Trustee.    The Trustee may resign upon thirty (30) days' prior written notice to the Company, except that any such resignation shall become effective on the earlier of sixty (60) days from the written notification to the Company by the Trustee or appointment by the Company of a successor trustee, whichever comes first. The Company shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and appoint a successor Trustee who will adhere to the obligations imposed on such successor under the terms of this Trust Agreement. The appointment of a successor Trustee shall also be conditioned upon obtaining from such successor a written statement that the successor has read the Trust Agreement and understands its obligations thereunder.

        8.2    Removal of Trustee.    The Company may remove the Trustee upon thirty days' prior written notice to the Trustee, except that any such removal shall not be effective until the close of such notice period and (i) delivery by the Company to the Trustee of an instrument in writing appointing a successor Trustee meeting the requirements of Section 8.1 and (ii) an acceptance of such appointment in writing executed by such successor.

        8.3    Successor Trustee.    All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as the Trustee hereunder.

        8.4    Transfer of Trust Fund to Successor.    Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee's responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for the acts of the other.

ARTICLE IX

Duration and Termination of Trust and Amendment

        9.1    Duration and Termination.    The Trust is hereby declared to be irrevocable and shall continue until (i) all payments required by Section 3.6 have been made or (ii) until the Trust Fund contains no assets and retains no claims to recover assets from the Company or any other person or entity, whichever shall first occur. Notwithstanding the preceding provisions of this Section 9.1, unless earlier terminated, the Trust shall terminate twenty-one (21) years after the death of the last to die of all of the Members and their issue living on the date of execution of this Trust Agreement; provided, however, that if at that time the Trust may be continued in force without violating the rule against perpetuities or any other law of the State of Tennessee, then the Trust shall remain in effect until otherwise terminated as provided hereunder.

        9.2    Distribution upon Termination.    If this Trust terminates under the provisions of Section 9.1, the Trustee shall, upon direction by the Company, liquidate the Trust Fund and, after its final account has been settled as provided in Article IV, shall distribute to the Company the net balance of any assets of the Trust remaining after all Benefits and expenses have been paid. Upon making such distribution, the Trustee shall be relieved from all further liability. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.

        9.3    Amendment.    The Company may from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement without the consent of the Members; provided, however, that (i) no amendment will be made to this Trust Agreement or the Plan which will cause this Trust Agreement, the Plan or the assets of the Trust Fund to be governed by or subject to Part 2, 3 or 4 of Title I of ERISA, (ii) no such amendment shall adversely affect any Benefits to the date of such amendment with respect to any Members or Beneficiary or the amount of assets of the Trust Fund available to pay such Benefits, (iii) no such amendment shall purport to alter the irrevocable character of the Trust established under this Trust Agreement and (iv) no such amendment shall affect the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

ARTICLE X

Claims of Company's Creditors

        10.1    Insolvency of Company.    As used in this Article X, the Company shall be deemed to be "Insolvent" if (a) the Company is unable to pay its debts as they come due, or (b) the Company is subject to a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute). In the event that the Company shall be deemed Insolvent, the assets of the Trust Fund shall be held for the benefit of the general creditors of the Company ("Bankruptcy Creditors").

        10.2    Trustee's Responsibilities if Company may be Insolvent.

          (a)  The Board of Directors (or other equivalent governing authority) of the Company shall appoint an individual who shall have the duty and authority to promptly inform the Trustee of the Company's Insolvency and shall notify the Trustee in writing of such appointment and any subsequent change thereto. After the Trustee receives the actual written notice from the appointed individual that the Company is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy claims of Bankruptcy Creditors as a court of competent jurisdiction may direct. The Trustee shall have the right to pay the assets of the Trust Fund into such court in an interpleader proceeding for the purpose of being directed by such court as to the proper disposition of such assets, and the costs incurred by the Trustee in connection therewith shall be paid by the Company and charged against the assets of the Trust Fund. The Trustee and all other parties shall be bound by such court's directions, and payment of the assets of the Trust fund by the Trustee pursuant to court direction shall completely discharge the Trustee from any and all liability with respect to such payment.

          If a person certifies in writing that he is a creditor of the Company and files a claim with the Trustee against the assets of the Trust Fund, the Trustee shall determine whether the Company is Insolvent. Such determination shall be made by the Trustee within thirty (30) days after receipt of such claim absent circumstances beyond the control of the Trustee, including, without limitation, any delay in providing necessary information to the Trustee. Pending such determination of Insolvency by the Trustee, the Trustee shall discontinue payment of Benefits. The Trustee may rely on (i) evidence of Insolvency provided by the Company, (ii) court records showing that the Company is Insolvent, (iii) a statement from a nationally recognized credit reporting agency showing that the Company is Insolvent or (iv) any other evidence of the Company's solvency or Insolvency which the Trustee deems to be sufficient in its discretion. The Trustee shall not be liable to any person or entity for any good faith actions or omissions which it takes on account of any such determination. Furthermore, any knowledge and information concerning the Company's solvency or Insolvency that is not in the actual possession of an Assistant Vice President or higher level officer in the Trust Department of the Trustee's office located in Nashville, Tennessee shall not be imputed to the Trustee.

          The Trustee shall resume holding the assets of the Trust Fund for the benefit of Members and Beneficiaries and shall resume making payment of Benefits to Members and Beneficiaries only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the company to be Insolvent). Unless and until the Trustee has a written notice of the Company's Insolvency or has received a written claim against the Trust by a certified creditor of the Company, the Trustee shall have no duty or obligation to inquire as to whether the company is Insolvent.

          (b)  If the Trustee discontinues any payments of Benefits pursuant to Section 10.2(a) and subsequently resumes such payments, the payment to a Member following such discontinuance shall include an aggregate amount equal to the difference between all payments which would have been made to such Member under the Plan and this Trust Agreement but for this Section 10.2 and the aggregate payments actually made to such Member by the Company pursuant to the Plan during any such period of discontinuance. In the event that upon resumption of payments pursuant to the preceding sentence, the Trust Assets are insufficient to pay Benefits in full, Benefit payments to the affected Members shall be prorated by the Company, and the Company shall instruct the Trustee as to the amounts to be paid to Members.

ARTICLE XI

Miscellaneous

        11.1    Laws of Tennessee to Govern.    This Trust Agreement and the Trust hereby created shall be construed and regulated by the laws of the State of Tennessee, except to the extent preempted by federal law.

        11.2    Titles and Headings not to Control.    The titles to Articles and headings of Sections in this Trust Agreement are placed herein for convenience of reference only and in case of any conflict the text of this Trust Agreement, rather than such titles or headings, shall control.

        11.3    Affiliates.    As used in this Trust Agreement, except as otherwise provided with respect to any subsidiary of the Company, the term "affiliate" as applied to the Trustee means any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Trustee. For purposes of this definition, the term "control" as used with respect to any person or entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of an equity interest in such entity, by contract or otherwise.

        11.4    Successors and Assigns.    This Trust Agreement may not be assigned by either party without the prior written consent of the other, and any purported assignment without such prior written consent shall be null and void. This Trust Agreement shall be binding upon the successors and permitted assigns of each party hereto.

        11.5    Severability.    If any provisions of this Trust Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; rather, each provision shall be fully severable and the Trust Agreement shall be construed and enforced as if said illegal and invalid provision had never been included herein.

        IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Trust Agreement to be executed as of the day and year first above written, effective February 26, 1999.

COMMUNITY HEALTH SYSTEMS, INC.
By:	Name: Title:
NATIONSBANK OF TENNESSEE, N.A., TRUSTEE
By:	Name: Title:

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COMMUNITY HEALTH SYSTEMS DEFERRED COMPENSATION PLAN TRUST
TABLE OF CONTENTS
COMMUNITY HEALTH SYSTEMS DEFERRED COMPENSATION PLAN TRUST
ARTICLE I Establishing of Trust
ARTICLE II General Duties of the Parties
ARTICLE III Investment, Administration and Disbursement of Trust Fund
ARTICLE IV Settlement of Accounts
ARTICLE V Taxes, Expenses and Compensation of Trustee
ARTICLE VI For Protection of Trustee
ARTICLE VII Indemnity of Trustee
ARTICLE VIII Resignation and Removal of Trustee
ARTICLE IX Duration and Termination of Trust and Amendment
ARTICLE X Claims of Company's Creditors
ARTICLE XI Miscellaneous